As filed with the Securities and Exchange Commission on November 6, 2007

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Susquehanna Bancshares, Inc.	Susquehanna Capital I Susquehanna Capital II
(Exact name of registrant as specified in charter)	(Exact name of registrant as specified in charter)

Pennsylvania	Delaware
(State or other jurisdiction of incorporation or organization)	(State or other jurisdiction of incorporation or organization)

23-2201716	Applied for
(I.R.S. Employer Identification No.)	(I.R.S. Employer Identification No.)

26 North Cedar St.

Lititz, PA 17543

(717) 626-4721

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

William J. Reuter

Chairman, President and Chief Executive Officer

Susquehanna Bancshares, Inc.

26 North Cedar St.

Lititz, PA 17543

(717) 626-4721

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Joanne R. Soslow

Justin W. Chairman

Morgan, Lewis & Bockius LLP

1701 Market Street

Philadelphia, PA 19103-2921

(215) 963-5262

Approximate date of commencement of proposed sale to the public:  As soon as practicable after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered (1)	Proposed Maximum Aggregate Offering Price (2)(3)	Amount Of Registration Fee
Capital Securities of:
Susquehanna Capital I
Susquehanna Capital II	$	$
Susquehanna Bancshares, Inc. guarantees of Capital Securities of Susquehanna Capital I and Susquehanna Capital II (4)(5)
Susquehanna Bancshares, Inc. junior subordinated debentures (6)

(1)	Additional securities (including securities to be issued by additional registrants) may be added by automatically effective post-effective amendments pursuant to Rule 413.
(2)	An unspecified aggregate initial offering price and number of the securities of each identified class is being registered as may from time to time be offered at unspecified prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. In accordance with Rules 456(b) and 457(r), the registrants are deferring payment of all of the registration fee. In connection with the securities offered hereby, the registrants will pay “pay-as-you-go registration fees” in accordance with Rule 456(b) and 457(r).
(3)	Includes an unspecified number of securities that may be offered or sold by affiliates of the registrants in market-making transactions. Pursuant to Rule 457(n) under the Securities Act, no separate registration fee will be paid in respect of any such guarantees.
(4)	No separate consideration will be received for the guarantees of the capital securities issued by Susquehanna Bancshares, Inc.
(5)	This registration statement is deemed to cover the rights of holders of junior subordinated debentures of Susquehanna Bancshares, Inc. under the indenture, the rights of holders of the capital securities of Susquehanna Capital I and Susquehanna Capital II (the “issuers”) under each trust agreement and the rights of holders of the capital securities under the guarantees, which, taken together, fully, irrevocably and unconditionally guarantee all of the respective obligations of the issuers under the capital securities.
(6)	The junior subordinated debentures to be issued by Susquehanna Bancshares, Inc. that are covered by this registration statement may be purchased by the applicable issuer with the proceeds of the sale of the corresponding series of capital securities. The junior subordinated debentures may be distributed later, without additional consideration, to the holders of each applicable series of capital securities of each applicable issuer if that issuer is dissolved and its assets are distributed to the respective holders of those capital securities in exchange for the capital securities.

PROSPECTUS

Susquehanna Bancshares, Inc.

Junior Subordinated Debentures

Susquehanna Capital I

Susquehanna Capital II

Capital Securities guaranteed by Susquehanna Bancshares, Inc. to the extent provided in this prospectus

These securities may be offered from time to time, in amounts, on terms and at prices that will be determined at the time they are offered for sale. Susquehanna Bancshares, Inc., Susquehanna Capital I or Susquehanna Capital II will provide the specific terms and prices of such securities in supplements to this prospectus.

You should read this prospectus and the applicable prospectus supplement carefully before you invest in any of these securities.

Susquehanna Bancshares, Inc.’s common stock is traded on the NASDAQ Global Select Market under the symbol “SUSQ.”

This prospectus may not be used to sell any of the securities unless it is accompanied by a prospectus supplement.

The securities may be sold to or through underwriters, through dealers or agents, directly to purchasers or through a combination of these methods. If an offering of securities involves any underwriters, dealers or agents, then the applicable prospectus supplement will name the underwriters, dealers or agents and will provide information regarding any fee, commission or discount arrangements made with those underwriters, dealers or agents.

These securities are not deposits or savings accounts but are unsecured obligations of Susquehanna Bancshares, Inc. These securities are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated November 6, 2007

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that Susquehanna Bancshares, Inc. (which may be referred to, together with its subsidiary, as “we”, “our”, “us” or “Susquehanna”), Susquehanna Capital I and Susquehanna Capital II (each of which we refer to as an “issuer”) have filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf process, each of the issuers may sell a series of its capital securities, guaranteed by our related guarantees, in one or more offerings. At the time of each issuance of a series of capital securities, the issuer will invest the proceeds of the issuance and of our investment in the common securities of the issuer in a series of our junior subordinated debentures. This prospectus provides you with a general description of the capital securities of the issuers and of the related guarantees and junior subordinated debentures.

Each time capital securities of an issuer are sold, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. References to this prospectus or the prospectus supplement also mean the information contained in other documents we have filed with the SEC and have referred you to in this prospectus. If this prospectus is inconsistent with the prospectus supplement, you should rely on the prospectus supplement. You should read both this prospectus and the prospectus supplement applicable to any offering, together with any additional information that we refer you to as discussed under “Where You Can Find More Information.”

WHERE YOU CAN FIND MORE INFORMATION

As required by the Securities Act of 1933, as amended, Susquehanna filed a registration statement relating to the securities offered by this prospectus with the SEC. This prospectus is a part of that registration statement, which includes additional information.

Susquehanna files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that Susquehanna files with the SEC at the SEC’s public reference room at 100 F Street, N.E., Room 1850, Washington, D.C. 20549. Please call 1-800-732-0330 for further information on the public reference room. These SEC filings are also available to the public at the SEC’s Internet site at http://www.sec.gov. Our reference to the SEC’s Internet site is intended to be an inactive textual reference only. You may also obtain filed documents from commercial document retrieval services (some of which also provide on-line delivery).

The SEC allows Susquehanna to “incorporate by reference” the information it files with the SEC, which means that it can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus. Information that Susquehanna files later with the SEC will automatically update and supersede information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the prospectus supplement.

This document incorporates by reference the documents set forth below that Susquehanna has previously filed with the SEC, and any future filings that Susquehanna makes with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended. These documents contain important information about Susquehanna and its businesses and financial condition.

•	Susquehanna’s Annual Report on Form 10-K for the year ended December 31, 2006;

•	Susquehanna’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2007;

•	Susquehanna’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2007;

•	Susquehanna’s Current Report on Form 8-K, as filed with the SEC on March 5, 2007.

•	Susquehanna’s Current Report on Form 8-K, as filed with the SEC on May 1, 2007;

•	Susquehanna’s Current Report on Form 8-K, as filed with the SEC on July 9, 2007 (excluding information furnished pursuant to Exhibit 99.1 thereto);

•	Susquehanna’s Current Report on Form 8-K, as filed with the SEC on July 23, 2007;

•	Susquehanna’s Current Report on Form 8-K as filed with the SEC on July 30, 2007;

•	Susquehanna’s Current Report on Form 8-K as filed with the SEC on August 22, 2007;

•	Susquehanna’s Current Report on Form 8-K as filed with the SEC on October 19, 2007;

•	Susquehanna’s Current Report on Form 8-K as filed with the SEC on October 23, 2007; and

•	Susquehanna’s Current Report on Form 8-K as filed with the SEC on November 6, 2007.

Documents incorporated by reference are available from Susquehanna without charge by first class mail or equally prompt means within one business day of receipt of your request, excluding exhibits unless the exhibit has been specifically incorporated by reference into the information that this document incorporates. If you want to receive a copy of any document incorporated by reference, please request it in writing or by telephone to Susquehanna Bancshares, Inc., 26 North Cedar Street, Lititz, Pennsylvania 17543, tel: (717) 626-4721, Attention: Secretary.

All documents Susquehanna files pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the later of (1) the completion of the offering of the securities described in this prospectus and (2) the date Susquehanna stops offering securities pursuant to this prospectus shall be incorporated by reference in this prospectus from the date of filing of such documents.

You should rely only on the information provided in this prospectus, the prospectus supplement and any applicable pricing supplement, as well as the information incorporated by reference. Susquehanna is not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, the prospectus supplement, any applicable pricing supplement or any documents incorporated by reference is accurate as of any date other than the date of the applicable document.

The Issuers

There are no separate financial statements of the issuers in this prospectus. Susquehanna does not believe the financial statements would be helpful to the holders of the capital securities of the issuers because:

•	Susquehanna, a reporting company under the Exchange Act, will directly or indirectly own all of the voting securities of each issuer;

•

Neither of the issuers has any independent operations or proposes to engage in any activity other than issuing securities representing undivided beneficial interests in its assets of and investing the proceeds in the capital efficient notes issued by Susquehanna; and

•	the obligations of each issuer under the capital securities will be guaranteed by Susquehanna as and to the extent set forth under “Description of the Guarantees.” See “Description of the Guarantees.”

Neither of the issuers is currently subject to the information reporting requirements of the Exchange Act. Each issuer will be exempt from these requirements following the effectiveness of the registration statement that contains this prospectus.

FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and any other documents incorporated by reference into this prospectus may contain statements that are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “target,” “objective,” “goal” and words and terms of similar substance used in connection with any discussion of our future operating or financial performance identify forward-looking statements. Those statements are based upon the current beliefs and expectations of our management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. These risks and uncertainties include, but are not limited to:

•	the ability to complete the merger of Susquehanna Bank PA and CommunityBanks within our anticipated time-frame, or at all;

•

Susquehanna’s ability to successfully integrate any assets, liabilities, customers, systems, employees and management personnel acquired into its operations in connection with the merger, and its ability to realize related revenue synergies and cost savings within the expected time frame, or at all;

•	adverse changes in our loan and lease portfolios and the resulting credit-risk-related losses and expenses;

•	interest rate fluctuations which could increase our cost of funds or decrease our yield on earning assets and therefore reduce our net interest income;

•	continued levels of our loan and lease quality and origination volume;

•	the adequacy of the allowance for loan and lease losses;

•	the loss of certain key officers, which could adversely impact our business;

•	continued relationships with major customers;

•	the inability to continue to grow our business internally and through acquisition and successful integration of bank and non-bank entities while controlling our costs;

•	adverse economic and business conditions;

•	compliance with laws and regulatory requirements of federal and state agencies;

•	competition from other financial institutions in originating loans, attracting deposits, and providing various financial services that may affect our profitability;

•	the inability to hedge certain risks economically;

•	our ability to effectively implement technology driven products and services;

•	changes in consumer confidence, spending and savings habits relative to the bank and non-bank financial services we provide; and

•	our success in managing the risks involved in the foregoing.

Additional factors that could cause results to differ materially from those described in the forward-looking statements can be found in our periodic and current reports filed with the SEC and incorporated by reference in this prospectus and any prospectus supplement. Those reports are available at the SEC’s internet site (http://www.sec.gov).

Any forward-looking statements made by or on behalf of us in this prospectus, any applicable prospectus supplement or in a document incorporated by reference into this prospectus speak only as of the date of this prospectus, that prospectus supplement or that document incorporated by reference into this prospectus, as the case may be. We do not undertake to update forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statement was made. You should, however, consult any further disclosures of a forward-looking nature we may make in our periodic and current reports filed with the SEC.

SUSQUEHANNA BANCSHARES, INC.

Susquehanna is a financial holding company incorporated under Pennsylvania law in 1982. We provide a wide range of retail and commercial banking and financial services through our subsidiaries in the mid-Atlantic region. In addition to three commercial banks, we operate a trust and investment company, an asset management company (which provides investment advisory, asset management, brokerage and retirement planning services), a property and casualty insurance brokerage company, a commercial leasing company and a vehicle leasing company. As of June 30, 2007, we had total assets of $8.3 billion, consolidated net loans and leases of $5.6 billion, deposits of $6.0 billion and shareholders’ equity of $945.1 million.

As a financial holding company with operations in multiple states, we manage our subsidiaries on a geographic market basis, which allows each subsidiary operating in different markets to retain its autonomy with regard to loan approvals and product pricing. We believe that this approach differentiates us from other large competitors because it gives our subsidiaries greater flexibility to better serve their markets and increase responsiveness to the needs of local customers. We continue, however, to implement consolidations in selected lines of business, operations and support functions in order to achieve economies of scale and cost savings. We also provide our banking subsidiaries guidance in the areas of credit policy and administration, risk assessment, investment advisory administration, strategic planning, investment portfolio management, asset liability management, liquidity management and other financial, administrative, and control services.

Bank Subsidiaries. Susquehanna Bank DV (formerly known as Susquehanna Patriot Bank) is a Pennsylvania state-chartered bank and operates 55 banking offices. Susquehanna Bank DV operates primarily in the suburban Philadelphia, Pennsylvania and southern New Jersey market areas, including Berks, Chester, Delaware, Lehigh, Montgomery, and Northampton counties in Pennsylvania and Atlantic, Burlington, Camden, Cumberland and Gloucester counties in New Jersey. Susquehanna Bank PA is a Pennsylvania state-chartered bank and operates 51 banking offices. Susquehanna Bank PA operates primarily in the central Pennsylvania market area, including Lancaster, Lycoming, Northumberland, Snyder, Union and York counties. Susquehanna Bank is a Maryland state-chartered bank and operates 57 banking offices. Susquehanna Bank operates primarily in the market areas of Maryland and southwestern central Pennsylvania, including Allegany, Anne Arundel, Baltimore, Carroll, Garrett, Harford, Howard, Washington and Worcester counties and the City of Baltimore in Maryland; Berkeley County in West Virginia and Bedford, Blair and Franklin counties in Pennsylvania.

Our commercial bank subsidiaries operate as an extensive branch network and maintain a strong market presence in our primary markets. They provide a wide-range of retail banking services, including checking, savings and club accounts, check cards, debit cards, money market accounts, certificates of deposit, individual retirement accounts, home equity lines of credit, residential mortgage loans, home improvement loans, automobile loans, personal loans and internet banking services. They also provide a wide-range of commercial banking services, including business checking accounts, cash management services, money market accounts, land acquisition and development loans, commercial loans, floor plan, equipment and working capital lines of credit, small business loans and internet banking services.

Non-bank Subsidiaries. Susquehanna Trust & Investment Company and Valley Forge Asset Management Corp. operate primarily in the same market areas as our bank subsidiaries. The Addis Group, LLC operates primarily in southeastern Pennsylvania, southern New Jersey and northern Delaware. Boston Service Company, Inc. (which conducts business under the name “Hann Financial Service Corp.”) operates primarily in New Jersey, eastern Pennsylvania and southeastern New York. Susquehanna Commercial Finance, Inc. operates throughout the continental United States.

Our non-bank subsidiaries offer a variety of financial services to complement our core banking operations, broaden our customer base, and diversify our revenue sources. The Addis Group, LLC provides commercial, personal property and casualty insurance, and risk management programs for medium and large sized companies. Susquehanna Trust & Investment Company, a subsidiary of Susquehanna Bank PA, provides traditional trust and custodial services, and acts as administrator, executor, guardian and managing agent for individuals, businesses and non-profit entities. Valley Forge Asset Management Corp. offers investment advisory, asset management and brokerage services for institutional and high net worth individual clients, and directly and through a subsidiary, retirement planning services. Boston Service Company, Inc. (t/a Hann Financial Service Corp.) provides comprehensive consumer vehicle financing services. Susquehanna Commercial Finance, Inc., a subsidiary of Susquehanna Bank DV, provides comprehensive commercial leasing services.

Our executive offices are located at 26 North Cedar Street, Lititz, Pennsylvania 17543, our telephone number is (717) 626-4721, and our web-site address is www.susquehanna.net.

THE ISSUERS

Purpose and Ownership of the Issuers

Each of the issuers is a statutory trust organized under Delaware law by us and the trustees of the issuers. The issuers were established solely for the following purposes:

•	to issue and sell the capital securities, as well as the common securities that we will purchase, all of which will represent undivided beneficial ownership interests in the assets of each issuer;

•	to use the gross proceeds from the issuance and sale of the capital securities and common securities to purchase junior subordinated debentures from us; and

•	to engage in other activities that are directly related to the activities described above, such as registering the transfer of the capital securities.

Because each issuer was established only for the purposes listed above, the applicable series of junior subordinated debentures will be the sole assets of the applicable issuer, and payments under the junior subordinated debentures will be the sole source of income to such issuer.

As issuer of the junior subordinated debentures, and as borrower, we will generally pay:

•	all fees and expenses related to the issuer and the offering of each issuer’s capital securities; and

•	all ongoing costs, expenses and liabilities of the issuers.

Each issuer will offer the capital securities to you by use of this prospectus and an applicable prospectus supplement and we will retain all of the common securities. The common securities will rank equally with the capital securities, except that the common securities will be subordinated to the capital securities to the extent and under the circumstances described below under “Description of the Capital Securities—Subordination of Common Securities.”

For so long as the capital securities of a particular issuer remain outstanding, we will promise to:

•	cause such issuer to remain a statutory trust and not to voluntarily dissolve, wind-up, liquidate or be terminated, except as permitted by the relevant trust agreement;

•	own directly or indirectly all of the common securities of such issuer;

•	use our commercially reasonable efforts to ensure that such issuer will not be an “investment company” for purposes of the Investment Company Act of 1940; and

•	take no action that would be reasonably likely to cause such issuer to be classified as other than a grantor trust for United States federal income tax purposes.

The Trustees

Each issuer’s business and affairs will be conducted by its four trustees: the property trustee, the Delaware trustee and two administrative trustees. We refer to these trustees collectively as the “issuer trustees.” In each case, the two administrative trustees of each issuer will be individuals who are our employees. The property trustee of each issuer will act as sole trustee under each trust agreement for purposes of the Trust Indenture Act of 1939 and will also act as trustee under the guarantees and the indenture.

We, as owner of the common securities of each issuer, have the sole right to appoint, remove and replace any of the issuer trustees unless an event of default occurs under the indenture. In that event, the holders of a majority in liquidation amount of the capital securities of that issuer will have the right to remove and appoint the property trustee and the Delaware trustee.

Each issuer is a legally separate entity and the assets of one are not available to satisfy the obligations of any of the others or of any other statutory trust the common securities of which are owned by us.

Additional information

For additional information concerning the particular issuer issuing a series of capital securities, see the applicable prospectus supplement. We anticipate that the issuers will not be required to file any reports with the SEC after the issuance of the capital securities. As discussed below under the caption “Accounting Treatment,” we will provide certain information concerning the issuers and the capital securities in the footnotes to our financial statements included in our own periodic reports to the SEC.

Office of the Issuer

The principal executive office of each issuer is c/o Susquehanna Bancshares, Inc., 26 North Cedar Street, Lititz, Pennsylvania 17543 and its telephone number is (717) 626-4721.

USE OF PROCEEDS

Except as may be otherwise described in a prospectus supplement accompanying this prospectus, we expect to use the proceeds from the sale of the offered securities for general corporate purposes, including:

•	funding the business of our operating units;

•	funding investments in, or extensions of credit or capital contributions to, our subsidiaries;

•	financing possible acquisitions or business expansion; and

•	refinancing outstanding indebtedness or refunding maturing indebtedness.

Each issuer will use all proceeds received from the sale of its capital securities and common securities to acquire a series of corresponding junior subordinated debentures. Susquehanna will, in turn, use these funds as specified above.

CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES

Our ratios of earnings to fixed charges were as follows for the six months ended June 30, 2007 and 2006 and for each of the years in the five year period ended December 31, 2006:

	Six Months Ended June 30,		For the Years Ended December 31,
	2007	2006	2006	2005	2004	2003	2002
Earnings to Fixed Charges:
Excluding interest on Deposits	2.75x	3.12x	3.29x	3.20x	3.39x	3.34x	2.83x
Including interest on Deposits	1.38x	1.57x	1.58x	1.76x	1.90x	1.88x	1.68x

For purposes of computing the above ratios, earnings represent earnings before income taxes plus fixed charges. Fixed charges, excluding interest on deposits, include interest expense, one third (the proportion deemed representative of the interest factor) of rents, net of income from subleases, and capitalized interest. Fixed charges, including interest on deposits, include the foregoing items plus interest on deposits.

DESCRIPTION OF THE CAPITAL SECURITIES

The following description of the terms and provisions of the capital securities summarizes the general terms that will apply to each series of capital securities. The trust agreement of the applicable issuer will be amended and restated before the issuance of capital securities by that trust. We refer to that amended and restated trust agreement as the “trust agreement.” This description is not complete, and we refer you to the trust agreement for each issuer, a form of which we filed as an exhibit to the registration statement of which this prospectus is a part.

Formation of Issuers

When an issuer issues a series of capital securities, the trust agreement relating to that issuer will contain, and the prospectus supplement relating to that series will summarize, the terms and other provisions relating to that series of capital securities. Each issuer will issue only one series of capital securities.

The trust agreement of each issuer will be qualified as an indenture under the Trust Indenture Act of 1939. Unless the applicable prospectus supplement states otherwise, The Bank of New York will act as property trustee and its affiliate, The Bank of New York (Delaware), will act as Delaware trustee under each relevant trust agreement.

Each series of capital securities will represent undivided beneficial ownership interests in the assets of the applicable issuer. The holders of the capital securities will be entitled to a preference over the corresponding series of common securities in distributions from the applicable issuer and amounts payable on redemption or liquidation of the issuer under the circumstances described under “—Subordination of Common Securities,” as well as other benefits as described in the relevant trust agreement.

Specific Terms of Each Series

When an issuer issues a series of capital securities, the prospectus supplement relating to that new series will summarize the particular amount, price and other terms and provisions of that series of capital securities. Those terms may include the following:

•	the distinctive designation of the capital securities;

•	the number of capital securities issued by the applicable issuer and the liquidation value of each capital security;

•	the annual distribution rate (or method of determining that rate) for capital securities issued by the applicable issuer and the date or dates upon which those distributions will be payable;

•

whether distributions on capital securities issued by the applicable issuer may be deferred and, if so, the maximum number of distributions that may be deferred and the terms and conditions of those deferrals;

•

whether distributions on capital securities issued by the issuer will be cumulative, and, in the case of capital securities having cumulative distribution rights, the date or dates or method of determining the date or dates from which distributions on capital securities issued by that issuer will be cumulative;

•

the amount or amounts that will be paid out of the assets of the applicable issuer to the holders of capital securities of the issuer upon voluntary or involuntary dissolution, winding up or termination of the applicable issuer;

•

the obligation, if any, of the applicable issuer to purchase or redeem capital securities issued by the applicable issuer and the price or prices at which, the period or periods within which, and the terms and conditions upon which capital securities issued by the applicable issuer will be purchased or redeemed, in whole or in part, in accordance with that obligation;

•	the denominations in which any capital securities of the series will be issuable, if other than denominations of $1,000 or any integral multiple of $1,000;

•

the voting rights, if any, of capital securities issued by the applicable issuer in addition to those required by law, including the number of votes per capital security and any requirement for the approval by the holders of capital securities as a condition to a specified action or amendment to the relevant trust agreement; and

•	any other relevant rights, preferences, privileges, limitations or restrictions of capital securities issued by the applicable issuer.

All capital securities an issuer offers will be guaranteed by us to the extent set forth below under the caption “Description of the Guarantees” in this prospectus. The applicable prospectus supplement will also describe the United States federal income tax considerations applicable to each offering of capital securities.

Redemption or Exchange

Upon the redemption or repayment, in whole or in part, of any series of junior subordinated debentures owned by an issuer, the issuer will use the proceeds from that redemption or repayment to redeem corresponding capital securities and common securities having an aggregate liquidation amount equal to that portion of the principal amount of the junior subordinated debentures redeemed for a redemption price equal to their liquidation amount plus accumulated and unpaid distribution payments on the securities redeemed to the date of redemption. Except to the extent described under “—Subordination of Common Securities” below, the capital securities and common securities will be redeemed in proportion to their respective aggregate liquidation amounts outstanding.

We have the right to dissolve an issuer at any time and, after satisfaction of its liabilities to its creditors as provided under applicable law, to cause the issuer to distribute the junior subordinated debentures owned by it to the holders of that issuer’s capital securities and common securities in exchange for those securities.

Subordination of Common Securities

In connection with the issuance of capital securities, each issuer will also issue a new series of common securities to us. Except as described below or in the applicable prospectus supplement, the common securities will be entitled to receive distributions on the same dates and at the same rate and otherwise have substantially identical terms as the capital securities.

If on any distribution date or redemption date for the capital and common securities, an event of default has occurred and is continuing under the indenture for the corresponding junior subordinated debentures, the applicable issuer may not make any distribution payment and may not make any other payment for the redemption, liquidation or acquisition of the common securities unless the applicable issuer has paid in full, or provided for full payment of:

•	all accumulated and unpaid distributions on all of the issuer’s capital securities; and

•	in the case of a redemption or liquidation, the full redemption price of all capital securities called for redemption or the full liquidation price of all capital securities.

If an event of default under the trust agreement occurs as a result of the occurrence of an event of default under the indenture, as holder of the common securities, we will be deemed to have waived our right to take action with respect to that event of default until all events of default with respect to the capital securities are cured, waived or otherwise eliminated. Until that cure, waiver or elimination, the property trustee will act solely on behalf of the holders of the capital securities and not on our behalf, and only the holders of the capital securities will have the right to direct the property trustee regarding remedies under the relevant trust agreement.

Liquidation Distribution Upon Dissolution

Each trust agreement will provide that the relevant issuer will dissolve on the first to occur of the following events:

•	the expiration of the term of the trust as described in the trust agreement;

•	specified events relating to our bankruptcy, dissolution or liquidation;

•	our election to distribute junior subordinated debentures to the holders of the capital securities and common securities as described above under “—Redemption or Exchange;”

•	the mandatory redemption of the issuer’s capital securities and common securities as described above under “—Redemption or Exchange;” and

•	the entry of a court order for the dissolution of the issuer.

Upon an early dissolution event described above, other than an early dissolution resulting from a mandatory redemption of the issuer’s capital securities and common securities, the issuer trustees will liquidate the issuer as soon as possible by distributing the related junior subordinated debentures to the holders of capital securities and common securities. If the property trustee determines that such a distribution is not practical, after satisfaction of the issuer’s liabilities to its creditors under applicable law, the holders of the capital securities and common securities will be entitled to receive the liquidation amount of their securities, plus accumulated and unpaid dividends to the date of payment. Except as described under “—Subordination of Common Securities” above, that payment will be made to the holders of the capital securities and common securities in proportion to their respective aggregate liquidation amounts outstanding.

Events of Default; Notice

Any one of the following events constitutes an event of default under the trust agreement:

•	the occurrence of an event of default under the indenture with respect to the related series of junior subordinated debentures held by the issuer;

•	a default by the property trustee in the payment of any distribution on the capital securities or common securities (subject to any deferral provisions) and continuance of that default for 30 days;

•	a default by the property trustee in the payment of any redemption price of any capital security or common security when it becomes due and payable;

•

a default in the performance, or breach, in any material respect, of any other covenant or warranty of the issuer trustees in the trust agreement and the continuance of that default, or breach, for 90 days after notice to the defaulting issuer trustee or trustees by the holders of at least 25% in aggregate liquidation amount of the outstanding capital securities; or

•	the occurrence of an event of bankruptcy or insolvency relating to the property trustee and our failure to appoint a successor property trustee within 90 days.

Within 10 business days after the occurrence of an event of default under the trust agreement actually known to the property trustee, the property trustee will transmit notice of the event of default to the holders of the capital securities, the administrative trustees and us. The existence of an event of default does not entitle the holders of capital securities to accelerate the maturity of those securities.

The property trustee must give notice to the holders of capital securities of any notice of default with respect to the corresponding junior subordinated debentures.

Limitation on Consolidations, Mergers and Sales of Assets

Except as contemplated in “—Liquidation Distribution Upon Dissolution,” an issuer may not merge with or into, consolidate or amalgamate with, or sell or lease substantially all of its properties and assets to any corporation or other person, unless:

•	the administrative trustees consent to the proposed transaction;

•

the successor is a trust organized under the laws of any state and assumes all of the obligations of the issuer regarding the capital securities or substitutes other securities for the capital securities with substantially the same terms;

•	we appoint a trustee of the successor possessing the same powers and duties as the property trustee;

•	the successor securities to the capital securities are listed on the same national securities exchange or other organization on which the capital securities were listed;

•

the transaction does not cause the ratings, if any, on the capital securities or the successor securities to be downgraded by a “nationally recognized ratings organization,” as such term is defined by the SEC for purposes of Rule 436(g)(2) under the Securities Act of 1933, as amended;

•	the transaction does not adversely affect the rights, preferences or privileges of the holders of the capital securities in any material respect;

•	the successor has a purpose substantially identical to that of the issuer;

•	independent counsel to the issuer delivers an opinion that:

•	the transaction does not adversely affect the rights, preferences or privileges of the holders of the capital securities in any material respect; and

•	following the transaction, neither the successor nor the issuer would have to register as an “investment company” under the Investment Company Act of 1940;

•

we, or a successor which will own all of the common securities of the issuer or its successor, will guarantee the capital securities, or the successor securities, to the same extent as the capital securities are guaranteed by our guarantee; and

•

the issuer and the successor would each continue to be classified as a grantor trust for United States federal income tax purposes, unless each holder of capital securities consents to a change in that classification.

Voting Rights; Amendment of the Trust Agreement

Except as provided below and under “Description of the Guarantees—Amendments” and “Description of Junior Subordinated Debentures—Modification of Indenture,” as a holder of capital securities you will not have any voting rights.

We, the property trustee and the administrative trustees may, without the consent of the holders of the capital securities, amend the applicable trust agreement to cure any ambiguity or correct or supplement inconsistent provisions or to modify the trust agreement to the extent necessary to ensure that the issuer is classified as a grantor trust. However, we may not amend any applicable trust agreement in any manner that would adversely affect in any material respect the interests of any holder of the capital securities.

We and the issuer trustees may also amend the applicable trust agreement with the consent of the holders of a majority of the aggregate liquidation amount of the capital and common securities of the applicable issuer, provided that we have received of an opinion of counsel that the amendment will not affect the issuer’s status as a grantor trust or its exemption under the Investment Company Act of 1940. Without the consent of each holder affected by the amendment, no amendment will:

•	change the amount or timing of any distribution on the capital securities or the common securities;

•	otherwise adversely affect the amount of any required distribution; or

•	restrict the right of a holder of capital securities or common securities to institute suit to enforce payment.

For so long as any junior subordinated debentures are held by the property trustee, the issuer trustees will not take any of the following actions without the consent of the holders of a majority of the aggregate liquidation amount of the capital securities:

•

direct the time, method or place for conducting any proceeding for any remedy available to the indenture trustee or executing any trust or power conferred on the indenture trustee with respect to such debentures;

•	waive any past default that is waivable under the indenture;

•	rescind or annul any declaration that the principal of the junior subordinated debentures is due; or

•	consent to any modification or termination of the indenture or the junior subordinated debentures.

However, in the case of any action that would require the consent of each affected holder of junior subordinated debentures under the indenture, the property trustee will not give any such consent without the consent of each holder of the corresponding capital securities.

Capital securities owned by us, an issuer trustee or any of our or their affiliates will not be treated as outstanding for purposes of the above provisions.

In addition to the required consents described above, the issuer trustees must obtain an opinion of counsel experienced in the relevant matters that the action would not cause the issuer to be classified as other than a grantor trust for United States federal income tax purposes.

The issuer trustees will not revoke any action approved by a vote of the holders of the capital securities except by subsequent vote of the holders of the capital securities.

Payment and Paying Agent

The paying agent for the relevant issuer will make payments on definitive, certificated capital securities by check mailed to the address of the holder entitled to that payment at the holder’s address as it appears in the capital securities register. The paying agent will make payment on global capital securities as specified under “—Global Capital Securities; Book-Entry Issuance” below. Unless otherwise specified in the applicable prospectus supplement, the property trustee will act as paying agent for the capital securities. In the event the property trustee ceases to be the paying agent, the administrative trustees of the issuer will appoint a successor bank or trust company acceptable to us and the property trustee to act as paying agent.

Registrar and Transfer Agent

Unless otherwise specified in the applicable prospectus supplement, the property trustee will act as registrar and transfer agent for the capital securities.

The registrar will not impose any charge for registration of transfer but may require the payment of any tax or governmental charges that may be imposed in connection with the transfer or exchange.

An issuer is not required to register transfers of the capital securities after the capital securities have been called for redemption.

Information Concerning the Property Trustee

Other than the duty to act with the required standard of care during an event of default under the trust agreement, the property trustee is required to perform only those duties that are specifically set forth in the trust agreement and is not required to exercise any of its powers at the request of any holder of capital securities unless it is offered reasonable indemnity for the costs, expenses and liabilities that might be incurred by it.

Miscellaneous

The administrative trustees are authorized and directed to conduct the affairs of each issuer in a way that:

•	will not cause the issuer to be deemed an investment company required to register under the Investment Company Act of 1940;

•	will not cause the issuer to be classified as other than a grantor trust for United States federal income tax purposes; and

•	will cause the junior subordinated debentures to be treated as indebtedness for United States federal income tax purposes.

No issuer may borrow money or issue debt or mortgage or pledge any of its assets.

Holders of the capital securities do not have preemptive or similar rights.

Governing Law

Each trust agreement and the related capital securities will be governed by and construed in accordance with the laws of the State of Delaware.

GLOBAL CAPITAL SECURITIES; BOOK-ENTRY ISSUANCE

Global Capital Securities

We have obtained the information in this section concerning The Depository Trust Company (“DTC”), Clearstream Banking S.A. (“Clearstream”) and Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”), and the book-entry system and procedures from sources that we believe to be reliable, but we take no responsibility for the accuracy of this information.

Each issuer may issue its capital securities in the form of one or more global securities, which we will refer to as the “global capital securities,” that will be deposited with or on behalf of a depositary. Unless otherwise indicated in the applicable prospectus supplement, the depositary with respect to the global capital securities of the relevant issuer will be DTC, and the following is a summary of the depositary arrangements applicable to those global capital securities.

Each global capital security will be deposited with or on behalf of DTC or its nominee and will be registered in the name of a nominee of DTC. DTC will thus be the only registered holder of these securities. That means that we and any trustee, issuing and paying agent, registrar or other agent of ours for the securities will be entitled to treat the registered holder, DTC, as the holder of the securities for all purposes. Except under the limited circumstances described below, global capital securities will not be exchangeable for definitive, certificated capital securities.

Only institutions that have accounts with DTC, which we refer to as “DTC participants”, or persons that may hold interests through DTC participants may own beneficial interests in a global capital security. DTC will maintain records reflecting ownership of beneficial interests in the global capital securities by persons that hold through those DTC participants and transfers of those ownership interests within those DTC participants. DTC will have no knowledge of the actual beneficial owners of the capital securities. The laws of some jurisdictions require that some types of purchasers take physical delivery of securities in definitive form. Those laws may impair your ability to transfer beneficial interests in a global capital security.

DTC has advised us that upon the issuance of a global capital security and the deposit of that global capital security with or on behalf of DTC, DTC will credit on its book-entry registration and transfer system, the respective liquidation amount represented by that global capital security to the accounts of the DTC participants.

The issuer will make distributions and other payments on the global capital securities to DTC or its nominee as the registered owner of the global capital security. We expect that DTC will, upon receipt of any distribution, redemption or other payment on a global capital security, immediately credit the DTC participants’ accounts with payments in proportion to their beneficial interests in the global capital security, as shown on the records of DTC or its nominee. We also expect that standing instructions and customary practices will govern payments by DTC participants to owners of beneficial interests in the global capital securities held through those participants, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name.” The DTC participants will be responsible for those payments.

None of Susquehanna, the issuer, the property trustee, the paying agent, or the registrar or any of their respective agents will have any responsibility or liability for any aspect of the records of DTC, any nominee or any DTC participant relating to beneficial interests in a global capital security or for any payments made on any global capital security.

Except as provided below, as an owner of a beneficial interest in a global capital security, you will not be entitled to receive physical delivery of capital securities in definitive form and will not be considered a holder of capital securities for any purpose under the trust agreement. Accordingly, you must rely on the procedures of DTC and the DTC participant through which you own your interest to exercise any rights of a holder of capital securities under the trust agreement.

We understand that, under existing industry practices, in the event that an issuer requests any action of holders, or an owner of a beneficial interest in a global capital security desires to take any action that a holder is entitled to take under the trust agreement, DTC would authorize the DTC participants holding the relevant beneficial interests to take that action, and those DTC participants would authorize beneficial owners owning through them to take that action or would otherwise act upon the instructions of the beneficial owners owning through them.

A global capital security is exchangeable for definitive capital securities registered in the name of persons other than DTC only if:

•	DTC is unwilling or unable to continue as depositary and we are not able to locate a qualified successor depositary;

•	we, in our sole discretion, determine that the capital securities issued in the form of one or more global capital securities will no longer be represented by a global capital security; or

•

after the occurrence of an event of default under the indenture, owners of beneficial interests in the trust aggregating at least a majority in aggregate liquidation amount of the capital securities advise the administrative trustees in writing that the continuation of a book-entry system is no longer in their best interest.

A global capital security that is exchangeable as described in the preceding paragraph will be exchangeable in whole for definitive, certificated capital securities in registered form of like tenor and of an equal aggregate liquidation amount and in a denomination equal to the liquidation amount per capital security specified in the applicable prospectus supplement or in integral multiples of that denomination. The registrar will register the definitive capital securities in the name or names instructed by DTC. We expect that those instructions may be based upon directions received by DTC from DTC participants with respect to ownership of beneficial interests in the global capital securities.

DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the Exchange Act. DTC holds the securities of its participants and facilitates the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of its participants. The electronic book-entry system eliminates the need for physical certificates. DTC’s participants include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and certain other organizations, some of which, and/or their representatives, own DTC. Banks, brokers, dealers, trust companies and others that clear through or maintain a custodial relationship with a participant, either directly or indirectly, also have access to DTC’s book-entry system. The rules applicable to DTC and its participants are on file with the SEC.

Holding Beneficial Interests Through Euroclear and Clearstream

If specified in the applicable prospectus supplement, you may elect to hold interests in a particular series of capital securities outside the United States through Clearstream or Euroclear, if you are a participant in or customer of the relevant system, or indirectly through an organization that is a participant in or customer of the relevant system. Clearstream and Euroclear will hold interests on behalf of their participants and customers through customer securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries. Those depositaries will in turn hold those interests in customer securities accounts in the depositaries’ names on the books of DTC. Unless otherwise specified in the applicable prospectus supplement, The Bank of New York will act as depositary for each of Clearstream and Euroclear.

Clearstream has advised us that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between its customers through electronic book-entry transfers between their accounts. Clearstream provides its customers with, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in several countries through established depository and custodial relationships. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector, also known as the Commission de Surveillance du Sector Financier. Its customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. Its customers in the United States are limited to securities brokers and dealers and banks. Indirect access to Clearstream is also available to other institutions such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with Clearstream customers.

Clearstream will credit distributions with respect to interests in global capital securities held through Clearstream to cash accounts of its customers in accordance with its rules and procedures to the extent received by the U.S. depositary for Clearstream.

Euroclear has advised us that it was created in 1968 to hold securities for participants of Euroclear (“Euroclear participants”) and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear operator”) under contract with Euroclear plc, a U.K. corporation. All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not Euroclear plc. Euroclear plc establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly. The Euroclear operator is a Belgian Bank. As such, it is regulated by the Belgian Banking and Finance Commission.

Securities clearance accounts and cash accounts with the Euroclear operator are governed by the terms and conditions governing use of Euroclear and the related operating procedures of Euroclear and applicable Belgian law. These terms, conditions and procedures govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific securities clearance accounts. The Euroclear operator acts under the terms and conditions applicable only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

Euroclear will credit distributions with respect to interests in global capital securities held beneficially through Euroclear to the cash accounts of Euroclear participants in accordance with Euroclear’s terms and conditions and operating procedures and applicable Belgian law, to the extent received by the U.S. depositary for Euroclear.

Euroclear has further advised us that investors that acquire, hold and transfer interests in the global capital securities by book-entry through accounts with the Euroclear operator or any other securities intermediary are subject to the laws and contractual provisions governing their relationship with their intermediary, as well as the laws and contractual provisions governing the relationship between such intermediary and each other intermediary, if any, standing between themselves and the global capital securities.

Global Clearance and Settlement Procedures

Unless otherwise specified in the applicable prospectus supplement, initial settlement for global capital securities will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System. Secondary market trading between Clearstream customers and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream customers or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the U.S. depositary for that system; however, those cross-market transactions will require delivery by the counterparty in the relevant European international clearing system of instructions to that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the U.S. depositary for that system to take action to effect final settlement on its behalf by delivering or receiving interests in global capital securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream customers and Euroclear participants may not deliver instructions directly to their respective U.S. Depositaries.

Because of time-zone differences, credits of interests in global capital securities received through Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in global capital securities settled during such processing will be reported to the relevant Euroclear participant or Clearstream customer on such business day. Cash received in Clearstream or Euroclear as a result of sales of interests in global capital securities by or through a Clearstream customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream and Euroclear have agreed to the procedures described above in order to facilitate transfers of interests in global capital securities among DTC participants, Clearstream customers and Euroclear participants, they are under no obligation to perform those procedures and those procedures may be discontinued at any time. Neither we nor any paying agent will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect participants of their obligations under the rules and procedures governing their operations.

DESCRIPTION OF THE GUARANTEES

The following description of the terms and provisions of the guarantees summarizes the general terms that will apply to each guarantee that we deliver in connection with a series of capital securities and common securities. This description is not complete, and we refer you to the form of the guarantee agreement, a copy of which we filed as an exhibit to the registration statement of which this prospectus is a part.

When an issuer sells a series of its capital securities and common securities, we will execute and deliver a guarantee of that series of capital securities and common securities under a guarantee agreement for the benefit of the holders of those capital securities and common securities. Only one guarantee will be issued by us in connection with the issuance of capital securities and common securities by the applicable issuer. Each guarantee agreement will be qualified as an indenture under the Trust Indenture Act of 1939. Unless the applicable prospectus supplement states otherwise, The Bank of New York will act as guarantee trustee under each guarantee agreement.

Specific Terms of the Guarantees

Except as stated in the applicable prospectus supplement, we will irrevocably and unconditionally agree to pay in full the following payments or distributions on each corresponding series of capital securities and common securities, to the extent that they are not paid by, or on behalf of, the applicable issuer:

•

any accumulated and unpaid distributions required to be paid on the capital securities and common securities, to the extent that the issuer has sufficient funds available for those payments at the time;

•

the redemption price regarding any capital securities and common securities called for redemption, to the extent that the issuer has sufficient funds available for those redemption payments at the time; and

•

upon a voluntary or involuntary dissolution, winding up or liquidation of the issuer, unless the corresponding series of junior subordinated debentures is distributed to holders of the capital securities and common securities, the lesser of:

•	the total liquidation amount of the capital securities and common securities and all accumulated and unpaid distributions on them to the date of payment; and

•	the amount of assets of the issuer remaining available for distribution to holders of the capital securities and common securities after satisfaction of liabilities to creditors.

We may satisfy our obligation to make the payments described above by direct payment of the required amounts by us to the holders of the applicable capital securities and common securities or by causing the applicable issuer to pay those amounts to the holders. In addition, our obligation to make the payments described above will exist regardless of any defense, right of setoff or counterclaim that the applicable issuer may have or assert, other than the defense of payment. Payments under the trust guarantee will be made on the capital securities and common securities on a pro rata basis. However, if an event of default has occurred and is continuing with respect to any series of related debt securities, the total amounts due on the capital securities will be paid before any payment is made on the common securities.

Each guarantee will apply only to the extent that the applicable issuer has sufficient funds available to make the required payments. If we do not make interest payments on the junior subordinated debentures held by the applicable issuer, then the issuer will not be able to pay distributions on the capital securities or common securities issued by the issuer and will not have funds legally available for those payments. In that event, the remedy of a holder of a series of capital securities or common securities is to institute legal proceedings directly against us as permitted under the indenture for the related series of junior subordinated debentures.

Nature of the Guarantee

We will, through the relevant trust agreement, the guarantee, the junior subordinated debentures and the indenture, taken together, fully and unconditionally guarantee the applicable issuer’s obligations under the capital securities and common securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes this guarantee. It is only the combined operation of these documents that has the effect of providing a full and unconditional guarantee of the applicable issuer’s obligations under the capital securities.

Each guarantee will constitute a guarantee of payment and not of collection. This means that the guaranteed party may institute a legal proceeding directly against us to enforce its rights under a guarantee without first instituting a legal proceeding against any other person or entity. In addition, each guarantee will not be discharged except by payment in full of the amounts due under it to the extent they have not been paid by the applicable issuer or upon distribution of junior subordinated debentures to the holders of the capital securities and common securities in exchange for all of the capital securities and common securities.

Ranking

Each guarantee will constitute our unsecured obligation and will rank subordinate and junior in right of payment to all of our other liabilities to the same extent as the junior subordinated debentures.

The guarantees will not place a limitation on the amount of additional debt that we may incur.

Amendments

Unless otherwise specified in the applicable prospectus supplement, each guarantee may be amended under the following two circumstances:

•	regarding changes to the guarantee that do not materially adversely affect the rights of holders of the applicable capital securities, no consent of those holders will be required; and

•

all other amendments to the guarantee may be made only with the prior approval of the holders of not less than a majority of the total liquidation amount of the outstanding capital securities to which the guarantee relates.

The manner of obtaining the necessary approvals to amend a guarantee are the same as for holders of the capital securities, which are described above under “Description of the Capital Securities—Voting Rights; Amendment of the Trust Agreement.”

Assignment

All guarantees and agreements contained in a guarantee will bind our successors, assigns, receivers, trustees and representatives and will inure to the benefit of the holders of the related capital securities and common securities then outstanding.

Events of Default and Remedies

An event of default under a guarantee will occur upon our failure to (1) make any of our payments under the guarantee agreement or (2) perform any of our other obligations under the guarantee agreement for 90 days after notice of the failure.

The holders of not less than a majority in total liquidation amount of the capital securities to which a guarantee relates have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee regarding the guarantee or to direct the exercise of any trust or power conferred upon the guarantee trustee under the guarantee.

If the guarantee trustee fails to enforce a guarantee, then any holder of the corresponding series of capital securities may institute a legal proceeding directly against us to enforce its rights under that guarantee, without first instituting a legal proceeding against the applicable issuer that issued the capital securities, the guarantee trustee or any other person or entity.

Information Concerning the Guarantee Trustee

The guarantee trustee, other than during the occurrence and continuance of a default by us in the performance of a guarantee, undertakes to perform only the duties that are specifically set forth in the guarantee. After a default under the guarantee, the guarantee trustee must exercise the same degree of care and skill as a prudent person would exercise or use under the circumstances in the conduct of his own affairs. Subject to this provision, the guarantee trustee is under no obligation to exercise any of the powers vested in it by a guarantee at the request of any holder of capital or common securities to which the guarantee relates unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred by that action.

Termination of the Guarantees

Each guarantee will terminate upon any of the following events:

•	the full payment of the redemption price of all capital securities and common securities of the applicable issuer;

•	the full payment of the amounts payable upon liquidation of the applicable issuer; or

•

the distribution of the junior subordinated debentures held by the applicable issuer to the holders of the capital securities and common securities of the issuer in exchange for all of the capital securities and common securities of the issuer.

Each guarantee will continue to be effective or will be reinstated, if at any time any holder of related capital securities and common securities issued by the applicable issuer is required to restore payment of any sums paid under the applicable capital securities and common securities or the guarantee.

Governing Law

The guarantees will be governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF THE JUNIOR SUBORDINATED DEBENTURES

The following description of the terms and provisions of our junior subordinated debentures summarizes the general terms that will apply to each series of junior subordinated debentures that will be issued and sold by us on or after the date of this prospectus and purchased by the applicable issuer in connection with the corresponding series of capital securities. This description is not complete, and we refer you to the indenture and the form of the junior subordinated debentures, forms of which we filed as exhibits to the registration statement of which this prospectus is a part.

Unless otherwise specified in the applicable prospectus supplement, each time an issuer issues a series of capital securities, we will issue a new series of junior subordinated debentures. Each series of junior subordinated debentures will be issued under an indenture between us and The Bank of New York, as indenture trustee, as supplemented from time to time by one or more supplemental indentures. There is no limit on the aggregate principal amount of junior subordinated debentures we may issue, and we may issue the junior subordinated debentures from time to time in one or more series under a supplemental indenture or pursuant to a resolution of our Board of Directors.

Unless the applicable prospectus supplement states otherwise, we will issue each new series of junior subordinated debentures in a total principal amount equal to the total liquidation amount of the capital securities and common securities that the applicable issuer issues. The issuer will use the proceeds of the issuance and sale of the capital securities and common securities to purchase the corresponding junior subordinated debentures from us. Unless the applicable prospectus supplement states otherwise, the interest payment provisions of the junior subordinated debentures will correspond to the distribution provisions of the corresponding series of capital securities.

Unless the applicable prospectus supplement states otherwise, each series of junior subordinated debentures issued on or after the date of this prospectus will have the same rank as all other series of junior subordinated debentures issued under the indenture on or after that date. However, because the subordination provisions and events of default applicable to junior subordinated debentures issued prior to the date of this prospectus differed in a number of respects from the subordination provisions and events of default applicable to junior subordinated debentures that will be issued on or after the date of this prospectus, it is possible that holders of capital securities issued on or after the date of this prospectus may receive more or less upon our bankruptcy, liquidation or dissolution or upon an acceleration of the corresponding series of junior subordinated debentures than holders of other series of capital securities issued by similar issuers holding junior subordinated debentures issued prior to the date of this prospectus. Unless the applicable prospectus supplement states otherwise, the indenture does not limit the incurrence or issuance of other secured or unsecured debt, including senior debt, as defined below, whether under the indenture, any existing indenture, or any other indenture which we may enter into in the future.

Specific Terms of Each Series

The prospectus supplement describing the particular series of junior subordinated debentures being issued will specify the particular terms of those junior subordinated debentures. These terms may include:

•

the title of the junior subordinated debentures, including CUSIP numbers, of the series (which shall distinguish the junior subordinated debentures of the series from all other junior subordinated debentures);

•	the indenture trustee for the junior subordinated debentures of the series;

•

any limit upon the aggregate principal amount of the junior subordinated debentures of the series which may be authenticated and delivered under the indenture (except for junior subordinated debentures authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other junior subordinated debentures of that series pursuant to the indenture);

•	the date or dates on which the principal or maturity consideration of the junior subordinated debentures of the series is payable or deliverable;

•

the rate or rates, or the method to be used in ascertaining the rate or rates, at which the junior subordinated debentures of the series shall bear interest, if any, the date or dates from which such interest shall accrue, the interest payment dates on which such interest shall be payable or deliverable, the regular record date for the interest payable or deliverable on any interest payment date and the terms, if any, of any option to defer payment of interest;

•	the place or places where the principal of (and premium, if any), maturity consideration and interest, if any, on junior subordinated debentures of the series shall be payable or deliverable;

•

the office or offices or agency where the registered junior subordinated debentures may be presented for registration of transfer or exchange and the place or places where notices and demands to or upon us in respect of the junior subordinated debentures of such series may be made;

•

the period or periods within which, the price, prices or maturity consideration at which and the terms and conditions upon which junior subordinated debentures of the series may be redeemed, in whole or in part, at our option;

•

our obligation, if any, to redeem or purchase junior subordinated debentures of the series pursuant to any sinking fund or analogous provisions or at the option of a holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which, junior subordinated debentures of such series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

•	the denominations in which junior subordinated debentures of the series shall be issuable;

•

(A) the currency of denomination of the junior subordinated debentures of the series, which may be in U.S. dollars or any foreign currency, (B) if such currency of denomination of such series is a composite currency other than the Euro, the agency or organization, if any, responsible for overseeing such composite currency and (C) if such junior subordinated debentures are denominated in a foreign currency, the financial center relative to such foreign currency;

•

the designation of the currency or currencies in which payment of the principal of (and premium, if any) and interest on the junior subordinated debentures of the series will be made (which shall be either U.S. dollars or the foreign currency in which such junior subordinated debenture is denominated), and if in U.S. dollars on a junior subordinated debenture denominated in a foreign currency, whether the holders thereof may elect to have such payments made in such foreign currency;

•

if the junior subordinated debentures of the series are to be denominated in a foreign currency, the designation of an exchange rate agent for purposes of determining the amounts payable or deliverable with respect to such junior subordinated debentures in U.S. dollars or a foreign currency and exchanging a foreign currency into U.S. dollars or U.S. dollars into a foreign currency, as the case may be;

•

if other than the principal amount thereof, the portion of the principal amount of junior subordinated debentures of the series which shall be payable or deliverable upon declaration of acceleration of the maturity thereof;

•

if the amount of payments of principal of (and premium, if any), maturity consideration or interest, if any, on junior subordinated debentures of the series may be determined with reference to an index based on a coin or currency other than that in which the junior subordinated debentures are to be payable or deliverable, the method or methods by which such amounts shall be determined;

•

the extent to which any of the junior subordinated debentures will be issuable in temporary or permanent global form, and the manner in which any interest payable or deliverable on a temporary or permanent global junior subordinated debenture shall be paid or delivered;

•

any addition to or modification or deletion of any event of default, default or of our covenants with respect to the junior subordinated debentures of the series, whether or not such events of default or covenants are consistent with the events of default or covenants set forth herein;

•	any covenants solely for the benefit of the junior subordinated debentures of the series;

•	the appointment of any paying agent or agents for the junior subordinated debentures of the series;

•

whether, and the terms and conditions relating to when we may satisfy all or part of its obligations with regard to payment or delivery upon maturity, or any redemption or required repurchase or in connection with any exchange provisions, or any interest payment, by paying or delivering maturity consideration to the holders of the junior subordinated debentures;

•	any restrictions on transfer of the junior subordinated debentures of the series;

•	any additional obligation of ours to be included as senior debt;

•	any other terms of the series (which shall not be inconsistent with the provisions of the indenture);

•	any legends to be placed on the junior subordinated debentures of the series;

•	whether the junior subordinated debentures of the series may be issued in registered form, bearer form or a combination;

•

whether junior subordinated debentures shall vote and consent together with other junior subordinated debentures as a single class and/or shall constitute a single series with other junior subordinated debentures;

•	whether the junior subordinated debentures are subject to the additional provisions relating to book-entry securities and transfers in certain situations; and

•

the relative degree, if any, to which the junior subordinated debentures of the series shall be senior to or be subordinated to other series of junior subordinated debentures in right of payment, whether such other series of junior subordinated debentures are outstanding or not.

Subordination

Unless otherwise stated in the applicable prospectus supplement, each series of junior subordinated debentures will be unsecured and will rank junior and be subordinate in right of payment to all our existing and future senior debt, as defined in the indenture with respect to that series.

Under the indenture, we may not make any payment on the junior subordinated debentures if:

•	we have failed to make full payment of all amounts of principal, and premium, if any, and interest, if any, due on all senior debt; or

•	there shall exist any event of default on any senior debt that permits the holders thereof to accelerate such senior debt.

Upon our bankruptcy, liquidation or dissolution, our assets must be used to pay off our senior debt in full before any payments may be made on the junior subordinated debentures. Additionally, in the event of the acceleration of the maturity of any series of junior subordinated debentures, the holders of our senior debt will be entitled to receive payment in full of any amounts due on our senior debt before the holders of any junior subordinated debentures will be entitled to any payment.

Unless otherwise stated in the applicable prospectus supplement, with respect to each series of junior subordinated debentures issued by use of this prospectus, “senior debt” is defined in the indenture to mean all of our obligations, whether outstanding on the date of the execution of the indenture or thereafter created, assumed or incurred, to make payment or delivery pursuant to the terms of (i) our indebtedness for money borrowed, other than (a) the junior subordinated debentures and (b) any debt which, pursuant to the instrument creating that debt, is not superior in right of payment to the junior subordinated debentures, or other debt that has the same rank as or ranking junior to the junior subordinated debentures, (ii) financial instruments such as (a) securities contracts and foreign currency exchange contracts, (b) derivative instruments, such as swap agreements (including interest rate and foreign exchange rate swap agreements), cap agreements, floor agreements, interest rate agreements, commodity contracts or options, and (c) in the case of (ii)(a) and (ii)(b) above, similar financial instruments, and (iii) any deferrals, renewals or extensions of any such senior debt. The term “indebtedness for money borrowed” as used in the foregoing sentence shall include, without limitation, any obligation of ours, or any obligation guaranteed by us, for the repayment of borrowed money, whether or not evidenced by bonds, debentures, notes or other written instruments, and any deferred obligation of ours for the payment of the purchase price of property or assets (excluding trade accounts payable or accrued liabilities in the ordinary course of business). Senior debt may also include other obligations of ours to the extent specifically provided in the terms of a series of junior subordinated debentures established pursuant to the indenture.

Certain series of junior subordinated debentures may be subject to supplemental indentures that alter the definitions of debt and senior debt described above. Because the definitions of debt and senior debt applicable to some of the series of junior subordinated debentures issued prior to the date of this prospectus differed in a number of respects from the definitions applicable to junior subordinated debentures that will be issued on or after the date of this prospectus, it is possible that holders of capital securities issued on or after the date of this prospectus may receive more or less upon our bankruptcy, liquidation or dissolution or upon an acceleration of the corresponding series of junior subordinated debentures than holders of other series of capital securities issued by similar issuers holding junior subordinated debentures issued prior to the date of this prospectus.

As a holding company, our assets primarily consist of the equity securities of our subsidiaries. As a result, the ability of holders of the junior subordinated debentures to benefit from any distribution of assets of any subsidiary upon the liquidation or reorganization of that subsidiary is subordinate to the prior claims of present and future creditors of that subsidiary, except to the extent that we are recognized, and receive payment, as a creditor of those subsidiaries.

Option to Defer Interest Payments

If provided in the applicable prospectus supplement, we will have the right to defer interest payments on the junior subordinated debentures from time to time during the term of any series of junior subordinated debentures for up to the number of consecutive interest payment periods that may be specified in the applicable prospectus supplement, but the deferral of interest payments cannot extend beyond the maturity date of the series of junior subordinated debentures.

Modification of Indenture

We and the indenture trustee, with the consent of the holders of not less than a majority in principal amount of the junior subordinated debentures of each series that are affected by the modification, may modify the indenture or any supplemental indenture affecting that series or the rights of the holders of that series of junior subordinated debentures. However, no modification may, without the consent of the holder of each outstanding junior subordinated debenture affected:

•	change the stated maturity date of the principal of, or any installment of principal or interest on, the junior subordinated debentures;

•	reduce the principal amount of, or the rate of interest on, the junior subordinated debentures;

•	modify the method for calculating interest on the junior subordinated debentures;

•	reduce the amount of the principal of an original issue discount junior subordinated debenture that would be due and payable or deliverable upon a declaration of acceleration of its maturity;

•	change the place or currency of payment of principal or interest on the junior subordinated debentures;

•	impair the right to institute suit for the enforcement of any payment of delivery on or with respect to the junior subordinated debentures;

•

reduce the percentage in principal amount of junior subordinated debentures, the consent of whose holders is required to modify or amend the indenture or to waive compliance with certain provisions of the indenture or of certain defaults thereunder;

•	modify our obligation to maintain an office or agency according to the indenture;

•	make any change relating to the subordination of the junior subordinated debentures in a manner adverse to holders of those junior subordinated debentures; or

•

make any change relating to the subordination of the junior subordinated debentures in a manner adverse to holders of senior debt, unless the holders of senior debt consent to that change under the terms of that senior debt.

We and the indenture trustee may, without the consent of any holder of junior subordinated debentures, amend and modify the indenture for any of the following purposes:

•	to evidence the succession of another person to us, and the assumption by any such successor of our covenants under the indenture and in the junior subordinated debentures;

•

to evidence and provide for the acceptance of appointment under the indenture by a successor indenture trustee with respect to the junior subordinated debentures and to add to or change the provisions of the indenture to facilitate the administration of the trusts by more than one indenture trustee;

•	to add to our covenants for the benefit of the holders of all of the junior subordinated debentures, or to surrender any rights or powers conferred on us under the indenture;

•

to cure any ambiguity, to correct or supplement any provision in the indenture which maybe inconsistent with any other provision in the indenture, or to make any other provisions with respect to matters or questions arising under the indenture, so long as the interests of holders of junior subordinated debentures are not adversely affected in any material respect;

•	to add any additional defaults or events of default with respect to the junior subordinated debentures;

•

to add to or change any of the provisions of the indenture, so long as any such addition or change does not adversely affect the interests of the holders of junior subordinated debentures in any material respect;

•

to change or eliminate any of the provisions of the indenture, so long as any such change or elimination will become effective only when there is no outstanding junior subordinated debenture adversely affected in any material respect by such change in or elimination;

•	to establish the form or terms of a junior subordinated debenture or any series as permitted by the indenture;

•	to convey, transfer, assign, mortgage or pledge any property to or with the indenture trustee securing the junior subordinated debentures; or

•	to provide for conversion rights of the holders of the junior subordinated debentures to enable those holders to convert the junior subordinated debentures into our other securities.

With respect to junior subordinated debentures held by an issuer, so long as the corresponding series of capital securities issued by that issuer remains outstanding, without the consent of the holders of at least a majority of the aggregate liquidation amount of those capital securities:

•	no modification of the indenture can be made that adversely affects holders of those capital securities in any material respect;

•	no termination of the indenture may occur; and

•	no waiver of any default or of compliance with any covenant under the indenture will be effective.

Events of Default

The indenture provides that any one or more of the following events with respect to the junior subordinated debentures of any series that has occurred and is continuing constitutes an event of default with respect to that series:

•	certain events of bankruptcy or reorganization involving us; or

•	any other event of default provided with respect to junior subordinated debentures of that series in the applicable supplemental indenture or otherwise.

If an event of default with respect to any series of junior subordinated debentures for which there are junior subordinated debentures outstanding occurs and is continuing, then, and in every such case, the indenture trustee or the holders of not less than 25% in aggregate principal amount or, if such junior subordinated debentures are not payable at maturity for a fixed principal amount, 25% of the aggregate issue price of the outstanding junior subordinated debentures of such series may declare the principal amount or maturity consideration of all of the junior subordinated debentures of such series (or, if the junior subordinated debentures of that series are original issue discount junior subordinated debentures, such portion of the principal amount as may be specified in the terms of that series) to be immediately due and payable or deliverable, by a notice in writing to us (and to the indenture trustee if given by holders), and upon any such declaration the same shall become immediately due and payable or deliverable. If an event of default under the indenture arising from events of bankruptcy, insolvency and reorganization involving us occurs with respect to a series of junior subordinated debentures, the principal of and accrued interest on the junior subordinated debentures of that series will automatically, and without any declaration or other action on the part of the debenture trustee or any holder of that series of junior subordinated debentures, become immediately due and payable. In case of any other event of default, there is no right to declare the principal amount of the junior subordinated indentures immediately payable.

In cases specified in the indenture, the holders of a majority in principal amount of junior subordinated debentures of a particular series may, on behalf of all holders of that series, waive any default regarding that series, except a default in the payment of principal or interest, or a default in the performance of a covenant or provision of the indenture which cannot be modified without the consent of each holder. If the holders of the junior subordinated debentures fail to waive that default, the holders of a majority in aggregate liquidation amount of the related capital securities will have that right.

The holders of a majority of the aggregate outstanding principal amount of the junior subordinated debentures of a particular series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee with respect to that series.

Certain series of the junior subordinated debentures may be subject to supplemental indentures that alter the events of default described above, or that alter the circumstances under which an event of default may give rise to acceleration of such series of junior subordinated debentures. Such modified events of default or acceleration provisions will be described in the prospectus supplement applicable to such series of junior subordinated debentures.

Enforcement of Rights by Holders of Capital Securities

If an event of default occurs under the indenture and that event is attributable to our failure to pay interest, premium, if any, or principal on the junior subordinated debentures on the applicable due date, then if the junior subordinated debentures are held by an issuer, a holder of the related capital securities may institute a legal proceeding directly against us for enforcement of payment on the junior subordinated debentures having a principal amount equal to the aggregate liquidation amount of the capital securities of that holder.

Limitation on Consolidation, Merger and Sales of Assets

We will not consolidate with or merge into any other entity or convey or transfer our properties and assets substantially as an entirety to any person, unless:

•

the person formed by such consolidation or into which we merge or the entity which acquires by conveyance or transfer or which leases our properties and assets substantially as an entirety shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume the due and punctual payment or delivery of the principal of (and premium, if any) maturity consideration and interest on all securities authenticated and delivered under the indenture (including the junior subordinated debentures) and the performance of every covenant of the indenture to be performed or observed by us;

•

immediately after giving effect to such transaction, no default (as defined in the indenture), and no event which, after notice or lapse of time, or both, would become a default, shall have happened and be continuing; and

•

we have delivered to the indenture trustee an officers’ certificate and an opinion of counsel, each stating that such consolidation, merger, conveyance or transfer and such supplemental indenture comply with the indenture and that all conditions precedent provided in the indenture relating to the transaction have been complied with.

Satisfaction and Discharge

The indenture will cease to be of further effect and we will be deemed to have satisfied and discharged our obligations under the indenture when:

(i) either (a) all securities authenticated and delivered under the indenture (including the junior subordinated debentures) prior to such satisfaction and discharge have been delivered to the indenture trustee for cancellation; or (b) all securities authenticated and delivered under the indenture (including the junior subordinated debentures) not previously delivered to the indenture trustee for cancellation:

•	have become due and payable; or

•	will become due and payable at their stated maturity within one year; or

•	are to be called for redemption within one year under arrangement satisfactory to the indenture trustee;

and, in each case, we have deposited with the indenture trustee funds sufficient to pay and discharge the entire indebtedness on such securities and coupons of the relevant series not theretofore delivered to the indenture trustee for cancellation, for principal (and premium, if any) and interest to the date of such deposit (in the case of securities which have become due and payable), or to the stated maturity or redemption date, as the case may be;

(ii) we have paid or caused to be paid all other sums payable under the indenture by us; and

(iii) we have delivered to the indenture trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent provided in the indenture relating to the satisfaction and discharge of the indenture have been complied with.

Trust Expenses

Under the indenture, we have agreed to pay, as borrower, all costs, expenses, debts and other obligations of each issuer, except those incurred in connection with the capital securities. In addition, we have agreed to pay all taxes and tax-related costs and expenses of each issuer, except United States withholding taxes.

Information Regarding the Indenture Trustee

The indenture trustee, other than during the occurrence and continuance of an event of default under the indenture, has undertaken to perform only the duties that are specifically set forth in the indenture. The indenture trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties under the indenture, or in the exercise of any of its rights or powers, if the indenture trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

Governing Law

The indenture is governed by and construed in accordance with the laws of the State of New York.

CERTAIN ERISA MATTERS

Each fiduciary of any of the following, which we collectively refer to as “Plans”:

•	an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”),

•

a plan described in Section 4975(e)(1) of the Internal Revenue Code (the “Code”) (including an individual retirement account and a Keogh plan) or a plan subject to one or more provisions under other applicable federal, state, local, non-U.S. or other laws or regulations that contain one or more provisions that are similar to the provisions of Title I of ERISA or Section 4975 of the Code (“Similar Laws”), and

•	any entity whose underlying assets include “plan assets” by reason of any such plan’s investment in that entity,

should consider the fiduciary standards and the prohibited transaction provisions of ERISA, applicable Similar Laws and Section 4975 of the Code in the context of the Plan’s particular circumstances before authorizing an investment in the capital securities. Among other factors, the fiduciary should consider whether the investment would satisfy the applicable prudence and diversification requirements of ERISA or any Similar Law and would be consistent with the documents and instruments governing the Plan.

Section 406 of ERISA and Section 4975 of the Code prohibit Plans subject to Title I of ERISA or Section 4975 of the Code (each, an “ERISA Plan”) from engaging in certain transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code (collectively, “Parties in Interest”). A violation of these “prohibited transaction” rules may result in an excise tax, penalty or other liability under ERISA and/or Section 4975 of the Code, unless exemptive relief is available under an applicable statutory or administrative exemption. In the case of an individual retirement account, the occurrence of a prohibited transaction involving the individual who established the individual retirement account, or his or her beneficiaries, would cause the individual retirement account to lose its tax exempt status, unless exemptive relief is available. Employee benefit plans that are governmental plans, as defined in Section 3(32) of ERISA, certain church plans, as defined in Section 3(33) of ERISA, and foreign plans, as described in Section 4(b)(4) of ERISA, are not subject to the requirements of ERISA or Section 4975 of the Code, but may be subject to Similar Laws.

Under ERISA and a regulation issued by the U.S. Department of Labor, which we refer to as the “plan assets regulation,” the assets of the applicable issuer would be deemed to be “plan assets” of an ERISA Plan for purposes of ERISA and Section 4975 of the Code if “plan assets” of the ERISA Plan were used to acquire an equity interest in the applicable issuer and no exception were applicable under the plan assets regulation. The plan assets regulation defines an “equity interest” as any interest in an entity, other than an instrument that is treated as indebtedness under applicable local law and has no substantial equity features, and specifically includes a beneficial interest in a trust.

Under exceptions contained in the plan assets regulation, the assets of the applicable issuer would not be deemed to be “plan assets” of investing ERISA Plans if:

•

immediately after the most recent acquisition of an equity interest in the applicable issuer, less than 25% of the value of each class of equity interests in the applicable issuer were held by “benefit plan investors”, within the meaning of Section 3(42) of ERISA and entities whose underlying assets are deemed to include “plan assets” under ERISA; or

•

the capital securities are “publicly-offered securities” for purposes of the plan assets regulation. “Publicly-offered securities” are securities which are widely held, freely transferable, and either (i) part of a class of securities registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934 or (ii) sold as part of an offering pursuant to an effective registration statement under the Securities Act of 1933 and then timely registered under the Securities Exchange Act of 1934.

We cannot assure that benefit plan investors will hold less than 25% of the total value of the capital securities at the completion of the initial offering or thereafter, and we do not intend to monitor or take any other measures to assure satisfaction of the conditions to this exception. We expect that certain series of capital securities will be offered in a manner consistent with the requirements of the publicly-offered securities exception described above; however, we cannot assure that the capital securities would be considered to be publicly-offered securities under the plan assets regulation.

Certain transactions involving the applicable issuer could be deemed to constitute direct or indirect prohibited transactions under ERISA and/or Section 4975 of the Code with respect to an ERISA Plan if the capital securities were acquired with “plan assets” of the ERISA Plan and the assets of the applicable issuer were deemed to be “plan assets” of Plans investing in the applicable issuer. For example, if we were a Party in Interest with respect to an ERISA Plan, either directly or by reason of our ownership of our bank subsidiaries, extensions of credit between us and the applicable issuer, including the junior subordinated debentures and the guarantees, would likely be prohibited by Section 406(a)(1)(B) of ERISA and Section 4975(c)(1)(B) of the Code, unless exemptive relief were available under an applicable administrative exemption. In addition, if we were considered to be a fiduciary with respect to the applicable issuer as a result of certain powers we hold (such as our powers to remove and replace the property trustee and the administrative trustees), it is possible that the optional redemption of the junior subordinated debentures would be considered to be a prohibited transaction under Section 406(b) of ERISA and Section 4975(c)(1)(E) of the Code. In order to avoid these prohibited transactions, each benefit plan investor, by purchasing capital securities, will be deemed to have directed the applicable issuer to invest in the junior subordinated debentures and to have appointed the property trustee.

The Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions that may arise from the purchase or holding of the capital securities. Those class exemptions are:

•	PTCE 96-23 (for eligible transactions determined by in-house asset managers);

•	PTCE 95-60 (for eligible transactions involving insurance company general accounts);

•	PTCE 91-38 (for eligible transactions involving bank collective investment funds);

•	PTCE 90-1 (for eligible transactions involving insurance company pooled separate accounts); and

•	PTCE 84-14 (for eligible transactions determined by independent qualified professional asset managers).

These class exemptions may not, however, apply to all of the transactions that could be deemed prohibited transactions in connection with an ERISA Plan’s investment in the capital securities. Because the capital securities may be deemed to be equity interests in the applicable issuer for purposes of applying ERISA and Section 4975 of the Code, the capital securities may not be purchased or held by any ERISA Plan or any person investing “plan assets” of any ERISA Plan, unless the purchase and holding is eligible for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or another applicable exemption.

By directly or indirectly purchasing or holding capital securities or any interest in them you will be deemed to have represented that either:

•	you are not a Plan and are not purchasing the securities on behalf of or with “plan assets” of any Plan; or

•

your purchase and holding of capital securities will not violate any applicable Similar Laws and either (i) will not result in a prohibited transaction under ERISA or the Code, or (ii) if it could result in such a prohibited transaction, it satisfies the requirements of, and is entitled to full exemptive relief under, PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or another applicable exemption.

If a purchaser or holder of the capital securities that is an ERISA Plan elects to rely on an exemption other than PTCE 96-23, 95-60, 91-38, 90-1 or 84-14, we and the applicable issuer may require a satisfactory opinion of counsel or other evidence of the availability of that exemption.

Due to the complexity of the above rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the capital securities on behalf of or with “plan assets” of any ERISA Plan consult with their counsel regarding the potential consequences if the assets of the applicable issuer were deemed to be “plan assets” and regarding the availability of exemptive relief under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or any other applicable exemption. In addition, fiduciaries of Plans not subject to Title I of ERISA or Section 4975 of the Code, in consultation with their advisors, should consider the impact of their respective applicable Similar Laws on their investment in capital securities, and the considerations discussed above, to the extent applicable.

PLAN OF DISTRIBUTION

Any of the issuers may sell the capital securities being offered by use of this prospectus and an applicable prospectus supplement:

•	through underwriters;

•	through dealers;

•	through agents; or

•	directly to purchasers.

We will set forth the terms of the offering of any securities being offered in the applicable prospectus supplement.

If any of the issuers utilizes underwriters in an offering of capital securities using this prospectus, we and the applicable issuer will execute an underwriting agreement with those underwriters. The underwriting agreement will provide that the obligations of the underwriters with respect to a sale of the offered securities are subject to various conditions precedent and that the underwriters will be obligated to purchase all the offered securities if any are purchased. Underwriters may sell those securities to or through dealers. The underwriters may change any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers from time to time. If any of the issuers utilizes underwriters in an offering of securities using this prospectus, the applicable prospectus supplement will contain a statement regarding the intention, if any, of the underwriters to make a market in the offered securities.

If any of the issuers utilizes a dealer in an offering of securities using this prospectus, the relevant issuer will sell the offered securities to the dealer, as principal. The dealer may then resell those securities to the public at a fixed price or at varying prices to be determined by the dealer at the time of resale.

Any of the issuers may also use this prospectus to offer and sell securities through agents designated by us from time to time. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a reasonable efforts basis for the period of appointment.

Any of the issuers may offer to sell securities either at a fixed price or at prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.

Underwriters, dealers or agents participating in a distribution of capital securities by use of this prospectus and an applicable prospectus supplement may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the offered securities, whether received from an issuer or from purchasers of offered securities for whom they act as agent, may be deemed to be underwriting discounts and commissions under the Securities Act of 1933.

Under agreements that we and the applicable issuer may enter into, underwriters, dealers or agents who participate in the distribution of securities by use of this prospectus and an applicable prospectus supplement may be entitled to indemnification by us and the applicable issuer against some types of liabilities, including liabilities under the Securities Act, or to reimbursement for some types of expenses.

Underwriters, dealers, agents or their affiliates may engage in transactions with, or perform services for, us or any of the issuers or our or their affiliates in the ordinary course of business.

Offerings of capital securities will be conducted in compliance with Rule 2810 of the Conduct Rules of the NASD, as applicable. For any offering not listed on an exchange or Nasdaq, under Rule 2810, an NASD member or person associated with an NASD member shall have reasonable grounds to believe, on the basis of information obtained from an offeree concerning his investment objectives, other investments, financial situation and needs, and any other information known by the member or associated person, that (a) the offeree is or will be in a financial position appropriate to enable him to realize to a significant extent the benefits described in this prospectus, including the tax benefits, if any, (b) the offeree has a fair market net worth sufficient to sustain the risks inherent in the capital securities, including loss of investment and lack of liquidity and (c) the capital securities are otherwise suitable for the offeree.

Our direct or indirect wholly-owned subsidiaries may use this prospectus and the applicable prospectus supplement in connection with offers and sales of capital securities in the secondary market. Those subsidiaries may act as principal or agent in those transactions. Secondary market sales will be made at prices related to prevailing market prices at the time of sale.

Any of the issuers may also use this prospectus to solicit offers to purchase securities directly. Except as set forth in the applicable prospectus supplement, none of any issuer’s administrative trustees nor any of our directors, officers, or employees nor those of our bank subsidiaries will solicit or receive a commission in connection with these direct sales. Those persons may respond to inquiries by potential purchasers and perform ministerial and clerical work in connection with direct sales.

LEGAL MATTERS

In connection with particular offerings of the securities in the future, the validity of those securities, other than capital securities, will be passed upon for Susquehanna by Morgan, Lewis & Bockius LLP, legal counsel to Susquehanna, or one of Susquehanna’s lawyers named in the applicable prospectus supplement. The validity of the capital securities will be passed upon for the issuers by special Delaware counsel.

EXPERTS

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in management’s report on internal control over financial reporting) of Susquehanna Bancshares, Inc. incorporated in this prospectus by reference to Susquehanna’s Annual Report on Form 10-K for the year ended December 31, 2006 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in management’s report on internal control over financial reporting) of Community Banks, Inc. as of December 31, 2006 and for each of the years in the two year period ended December 31, 2006 incorporated in this prospectus by reference to Susquehanna’s Current Report on Form 8-K filed November 6, 2007 have been so incorporated in reliance on the report of Beard Miller Company LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the various expenses payable by the Registrants in connection with the Securities being registered hereby. All of the fees set forth below are estimates.

SEC Registration Fee	$	*
Accounting Fees		200,000
Trustees’ Fees and Expenses		100,000
Printing and Engraving Fees		250,000
Rating Agency Fees		250,000
NASD Fee		500
Legal Fees and Expenses		175,000
Miscellaneous		50,000

Total		$1,075,000

*	Deferred in accordance with Rule 456(b) and 457(r) of the Securities Act of 1933, as amended, except for the registration fees applied in accordance with Rule 457(p) as described herein in footnote (1) to the “Calculation of Registration Fee” table.

Item 15.	Indemnification of Directors and Officers.

Pennsylvania law provides that a Pennsylvania corporation may indemnify directors, officers, employees, and agents of the corporation against liabilities they may incur in such capacities for any action taken or any failure to act, whether or not the corporation would have the power to indemnify the person under any provision of law, unless such action or failure to act is determined by a court to have constituted recklessness or willful misconduct. Pennsylvania law also permits the adoption of a bylaw amendment, approved by shareholders, providing for the elimination of a director’s liability for monetary damages for any action taken or any failure to take any action unless (1) the director has breached or failed to perform the duties of his office and (2) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.

The bylaws of Susquehanna provide for (1) indemnification of directors, officers, and agents of Susquehanna and its subsidiaries and (2) the elimination of a director’s liability for monetary damages to the fullest extent permitted by Pennsylvania law.

As permitted by Pennsylvania law, Susquehanna’s bylaws also provide that Susquehanna may purchase insurance on behalf of its directors and officers against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not Susquehanna would have the power to indemnify such person against such liability under its bylaws. Susquehanna maintains such insurance.

With respect to possible indemnification of directors, officers and controlling persons of the registrants for liabilities arising under the Securities Act of 1933, as amended, pursuant to such provisions, the registrants are aware that the Securities and Exchange Commission has publicly taken the position that such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.

Item 16.	Exhibits.

See the Exhibit Index, which is hereby incorporated herein by reference.

Item 17.	Undertakings.

The undersigned registrants hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in reports filed with or furnished to the Securities and Exchange Commission by Susquehanna Bancshares, Inc. pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser:

(i) Each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of a Registrant under the Securities Act of 1933, as amended, to any purchaser in the initial distribution of the securities, the undersigned Registrants undertake that in a primary offering of securities of the undersigned Registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrants will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of an undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned Registrant or used or referred to by an undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about an undersigned Registrant or its securities provided by or on behalf of an undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by an undersigned Registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of Susquehanna Bancshares, Inc.’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended may be permitted to directors, officers and controlling persons of each Registrant pursuant to the provisions described in Item 15 above, or otherwise, each Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of a Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Susquehanna Bancshares, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the borough of Lititz, Commonwealth of Pennsylvania, on November 6, 2007.

Susquehanna Bancshares, Inc.

By:	/s/ WILLIAM J. REUTER
Name:	William J. Reuter
Title:	Chairman, President and Chief Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Each person in so signing also makes, constitutes and appoints William J. Reuter, Chairman, President and Chief Executive Officer of Susquehanna, and Drew K. Hostetter, Executive Vice President, Treasurer and Chief Financial Officer of Susquehanna, and each of them acting alone, his true and lawful attorney-in-fact, with full power of substitution, to execute and cause to be filed with the Securities and Exchange Commission pursuant to the requirements of the Securities and Exchange Commission pursuant to the requirements of the Securities Act of 1933, as amended, any and all amendments and post-effective amendments to this Registration Statement, and including any Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, with exhibits thereto and other documents in connection therewith, and hereby ratifies and confirms all that said attorney-in-fact or his substitute or substitutes may do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ WILLIAM J. REUTER William J. Reuter	President and Chief Executive Officer (principal executive officer), and Director	November 6, 2007

/s/ DREW K. HOSTETTER Drew K. Hostetter	Executive Vice President, Treasurer and Chief Financial Officer (principal financial and accounting officer)	November 6, 2007

/s/ WAYNE E. ALTER, JR. Wayne E. Alter, Jr.	Director	November 6, 2007

/s/ JAMES G. APPLE James G. Apple	Director	November 6, 2007

/s/ JOHN M. DENLINGER John M. Denlinger	Director	November 6, 2007

/s/ HENRY H. GIBBEL Henry H. Gibbel	Director	November 6, 2007

Signature	Title	Date

/s/ BRUCE A. HEPBURN Bruce A. Hepburn	Director	November 6, 2007

* Donald L. Hoffman	Director	November 6, 2007

/s/ RUSSELL J. KUNKEL Russell J. Kunkel	Director	November 6, 2007

/s/ GUY W. MILLER, JR. Guy W. Miller, Jr.	Director	November 6, 2007

/s/ MICHAEL A. MORELLO Michael A. Morello	Director	November 6, 2007

/s/ E. SUSAN PIERSOL E. Susan Piersol	Director	November 6, 2007

/s/ M. ZEV ROSE M. Zev Rose	Director	November 6, 2007

/s/ ROGER V. WIEST Roger V. Wiest	Director	November 6, 2007

/s/ WILLIAM B. ZIMMERMAN William B. Zimmerman	Director	November 6, 2007

Pursuant to the requirements of the Securities Act of 1933, Susquehanna Capital I certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the borough of Lititz, Commonwealth of Pennsylvania, on November 6, 2007.

SUSQUEHANNA CAPITAL I

By:	Susquehanna Bancshares, Inc., as Sponsor

By:	/s/ WILLIAM J. REUTER
Name:	William J. Reuter
Title:	Authorized Signatory

Pursuant to the requirements of the Securities Act of 1933, Susquehanna Capital II certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the borough of Lititz, Commonwealth of Pennsylvania, on November 6, 2007.

SUSQUEHANNA CAPITAL II

By:	Susquehanna Bancshares, Inc., as Sponsor

By:	/s/ WILLIAM J. REUTER
Name:	William J. Reuter
Title:	Authorized Signatory

EXHIBIT INDEX

Exhibit Number	Description
1.1	Underwriting Agreement relating to capital securities *

3.1	Restated Certificate of Incorporation of Susquehanna Bancshares, Inc., as amended (incorporated by reference to Exhibit 3.1 to Susquehanna’s registration statement Form S-4 filed with the Commission on July 6, 2007)

3.2	Amended and Restated Bylaws of Susquehanna Bancshares, Inc. (incorporated herein by reference to Susquehanna Bancshares, Inc’s Current Report on Form 8-K filed with the Commission on October 19, 2007)

4.1	Indenture dated November 5, 2007 between Susquehanna Bancshares, Inc. and The Bank of New York, as debenture trustee

4.2	Supplemental Indenture between Susquehanna Bancshares, Inc. and The Bank of New York, as debenture trustee *

4.3	Certificate of Trust of Susquehanna Capital I

4.4	Certificate of Trust of Susquehanna Capital II

4.5	Trust Agreement of Susquehanna Capital I among Susquehanna Bancshares, Inc., as Depositor, The Bank of New York, as Property Trustee, The Bank of New York (Delaware), as Delaware Trustee and the Administrative Trustees named therein

4.6	Trust Agreement of Susquehanna Capital II among Susquehanna Bancshares, Inc., as Depositor, The Bank of New York, as Property Trustee, The Bank of New York (Delaware), as Delaware Trustee and the Administrative Trustees named therein

4.7	Form of Amended and Restated Trust Agreement

4.8	Capital Security Certificate*

4.9	Form of Guarantee Agreement

5.1	Opinion of Morgan Lewis & Bockius LLP

5.2	Opinions of Richards Layton & Finger, P.A., Delaware Counsel

12.1	Computation of Ratios of Earnings to Fixed Charges for Periods ended June 30, 2007 and December 31, 2006, 2005, 2004, 2003 and 2002

23.1	Consent of PriceWaterhouseCoopers LLP

23.2	Consent of Beard Miller Company LLP

23.3	Consent of Morgan Lewis & Bockius LLP (included in Exhibit 5.1)

23.4	Consent of Richards Layton & Finger, P.A. (included in Exhibit 5.2)

24.1	Power of Attorney (included on signature to this registration statement)

25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York, as trustee under the Indenture

Exhibit Number	Description
25.2	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York, as property trustee under the Trust Agreement of Susquehanna Capital I

25.3	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York, as property trustee under the Trust Agreement of Susquehanna Capital II

25.4	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York, as guarantee trustee under the Guarantee Agreement of Susquehanna Bancshares, Inc. for the benefit of the capital securities holders of Susquehanna Capital I

25.5	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York, as guarantee trustee under the Guarantee Agreement of Susquehanna Bancshares, Inc. for the benefit of the capital securities holders of Susquehanna Capital II

*	To be filed by post-effective amendment or on Form 8-K and incorporated by reference herein